UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SOLARTE HOTEL CORPORATION
(Exact name of registrant as specified in its charter)
British Virgin Islands	None
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3rd Street, Bocas del Toro Isla Colon, Panama	None
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-152294

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock no par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

The description of the Registrant’s Common Stock set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Amendment no. 5 to the Registration Statement on Form F-1 (File No. 333-152294), as filed with the Securities and Exchange Commission on December 5, 2008 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1	Memorandum and Articles of Association Filed on July 7, 2011, as Exhibit 3 .1) to the registrant’s Registration Statement on Form F-1 (File No. 333-152294) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

SOLARTE HOTEL CORPORATION

(Registrant)

Date: April 20, 2011

By:

 /s/ ESTHETICS WORLD

Esthetics World, President, by Karen Campo Noriega, its President